EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated July 14, 2006 relating to the consolidated financial statements of MIV Therapeutics, Inc., and to the reference to our firm under the caption "Experts" in the related Prospectus of MIV Therapeutics, Inc., for the registration of up to 27,010,000 shares of its common stock.

"DMCL"
Dale Matheson Carr-Hilton LaBonte LLP
DMCL Chartered Accountants

Vancouver, Canada
February 29, 2008